SECURITIES AND EXCHANGE COMMISSION

                               WASHINGTON DC 20549

                                    FORM 8-K



                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934



                          Date of Report: May 22, 1999
                        (Date of earliest event reported)


                      Bion Environmental Technologies, Inc.
              (Exact Name of Registrant as Specified in its Charter




   Colorado                 0-19333               84-1176672
  (State of              (Commission           (I.R.S. Employer
 Incorporation)            File No.)          Identification No.)





               555 17th Street, Suite 3310, Denver, Colorado 80202
              (Address and Zip Code of Principal Executive Offices)






Registrant's telephone number including area code: (303) 294-0750

ITEM 5.    OTHER EVENTS.

1. Effective May 22, 1999, Bion Environmental Technologies, Inc. (the "Company") issued a convertible note for $260,000 to the LTLK Defined Benefit Plan ("DBP"), a shareholder in return for the assignment to the Company of two mortgage notes originally held by DBP. See Exhibit 10.1.

2. During the period from May 22, 1999 through June 30, 1999, LoTayLingKyur, Inc. ("LTLK"), a shareholder of the Company, advanced $240,079.19 to the Company, which sum has been added to the convertible promissory note set forth at Exhibit 10.1 to the Company's Form 8-K dated May 21, 1999.

3. On June 1, 1999, the Company issued four H16 Warrants to purchase 356,000 shares of common stock at $2.25 per share (adjusted for the recent stock dividend) (in the form attached hereto as Exhibit 10.3) to three officer/directors (153,000 to Jon Northrop, Chief Executive Officer; 122,000 to Jere Northrop, Chief Technical Officer; and 63,000 to M. Duane Stutzman, Chief Financial Officer) and one additional employee for services rendered. See Exhibit 10.2.

4. On June 1, 1999, the Company issued 40,000 options under its Fiscal Year 1994 Incentive Plan to one shareholder for professional services rendered. See Exhibit 10.3.

5. The Company's relatively complex capital structure as of June 30, 1999 is set forth below. See Exhibit 10.4.

ITEM 7.    FINANCIAL STATEMENTS AND EXHIBITS.


                                   SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                               BION ENVIRONMENTAL TECHNOLOGIES, INC.

Date: July 22, 1999            By:  /s/ M. Duane Stutzman
                                   -----------------------------
                                    M. Duane Stutzman, Chief
                                    Financial Officer

                                INDEX TO EXHIBITS

Financial Statements and Exhibits.


10.1  Promissory note to the LTLK Defined Benefit Plan.

10.2  Form of Class H16 Warrant.

10.3  Form of option issued under the Company's Fiscal Year 1994 Incentive Plan.

10.4  Capital Structure.